CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, each included in this Post-Effective Amendment No. 10 to the Registration Statement Form N-4, (File No. 333-233839) of Separate Account VA B (the “Registration Statement”).

We also consent to the use of our reports (1) dated April 24, 2026, with respect to the statutory-basis financial statements and supplementary information of Transamerica Life Insurance Company and (2) dated April 9, 2026, with respect to the statutory-basis financial statements and supplementary information of Transamerica Financial Life Insurance Company and (3) dated April 24, 2026, with respect to the financial statements of each of the subaccounts Separate Account VA B and Separate Account VA BNY, for the year ended December 31, 2025, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
April 28, 2026